UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Implementation Agreement

As we announced on September 12, 2011, Colfax Corporation ("Colfax") has reached an agreement with Charter International plc ("Charter") under which a wholly-owned subsidiary of Colfax, Colfax UK Holdings Ltd. ("Bidco"), will acquire the entire issued share capital of Charter for cash and newly-issued shares of Colfax common stock (the “Acquisition”).  The  terms of the Acquisition are set forth in an implementation agreement (the "Implementation Agreement") entered into by Colfax, Bidco and Charter on September 12, 2011. The Acquisition is intended to be implemented by way of a court-sanctioned scheme of arrangement (the "Scheme") under Article 125 of the Companies (Jersey) Law 1991 (the "Companies Act") or, if Bidco elects, by way of a takeover offer under the Companies Act.  The Scheme, which will be subject to the conditions set out in the Implementation Agreement, will require the sanction of the Royal Court of Jersey.

Under the terms of the Acquisition, Charter shareholders will be entitled to receive 730 pence in cash and 0.1241 newly-issued shares of Colfax common stock in exchange for each share of Charter's ordinary stock. The Acquisition values Charter's fully diluted share capital at approximately £1,528 million ($2,426 million assuming a foreign exchange rate of U.S.$1.5881/£1), being 910 pence per Charter share on a fully diluted basis (based on the closing price of $23.04 per share of Colfax common stock on September 9, 2011, being the last business day before the Acquisition was announced).

Colfax will be providing a "mix and match facility" in connection with the Acquisition, under which Charter's shareholders (other than certain residents or citizens in jurisdictions outside the U.S., U.K. or Jersey) may elect to vary the proportions in which they receive cash and Colfax common stock as a result of the Acquisition, subject to equal and opposite elections made by other Charter shareholders.  However, the total number of shares of Colfax common stock to be issued and the maximum amount of cash to be paid in connection with the Acquisition will not be varied as a result of the elections under the mix and match facility. Colfax will also be providing a "loan note alternative" option whereby Charter shareholders (other than certain residents or citizens in jurisdictions outside the U.K. or Jersey) may elect to receive unsecured floating rate loan notes of Bidco (the "Loan Notes") instead of some or all of the cash consideration to which they would otherwise be entitled in exchange for their shares in Charter. Under this alternative, Charter shareholders may elect to receive £1 nominal value of Loan Notes for every £1 in cash consideration to which they would otherwise be entitled. The Loan Notes will bear interest at a rate per annum of 0.50% below LIBOR, payable semi-annually and be redeemable at par (together with accrued interest less any tax required by law to be withheld or deducted therefrom) for cash by the note holders or Bidco under certain circumstances. No Loan Notes will be issued unless valid elections have been received in respect of at least £2 million in nominal value of Loan Notes.

Charter has agreed that its board of directors will unanimously recommend to Charter's shareholders to vote in favor of the Acquisition at the general meeting of Charter shareholders to be convened to consider the Acquisition and the meeting of Charter shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme. Should Bidco elect to implement the Acquisition by way of a takeover offer rather than a Scheme, Charter's board of directors have agreed to unanimously recommend to Charter's shareholders to accept the offer. The Charter directors have further agreed not to withdraw, qualify or adversely modify their recommendation. However, the foregoing obligations do not apply if the board of directors of Charter have determined, acting in their good faith discretion, after consultation with their legal and financial advisors, that their recommendation should not be given or should be withdrawn, qualified or adversely modified in order to comply with their legal duties. The Implementation Agreement requires Colfax to hold a stockholders meeting to approve the capital raising transactions contemplated by securities purchase agreements entered into with each of BDT CF Acquisition Vehicle, LLC, Mitchell P. Rales, Steven M. Rales and Markel Corporation (the "Investors") to finance part of the Acquisition.

The Implementation Agreement contains conditions to each party’s obligations customary for transactions such as the Acquisition.  Under the Implementation Agreement, the Scheme is conditional upon (i) approval of the Acquisition and related matters by the stockholders of Charter at a general meeting and at a meeting of Charter shareholders to be convened by the order of the Royal Court of Jersey for purposes of approving the Scheme and (ii) sanctioning of the Scheme by the Royal Court of Jersey.  The Acquisition is also conditional upon approval of the capital raising transactions contemplated by the securities purchase agreements entered into with each of the Investors (as described below).

Charter has agreed to pay an inducement fee of £15,275,000 ($24,258,228 assuming the foreign exchange rate described above) to Bidco in circumstances where a competing offer is announced before the Acquisition lapses or is withdrawn and such competing offer or another third party offer becomes wholly unconditional or effective or is otherwise consummated. In addition, Charter has agreed to pay an inducement fee of £7,638,000 ($12,129,908 assuming the foreign exchange rate described above) to Bidco in certain other circumstances, including where the board of directors of Charter recommends a competing offer, withdraws, qualifies or adversely modifies its unanimous recommendation of the Acquisition, takes steps to implement a competing offer or makes certain changes in respect of the timing of the Acquisition and as a result the Scheme is reasonably expected not to become effective by March 30, 2012.

The foregoing description of the Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Implementation Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Securities Purchase Agreement with BDT CF Acquisition Vehicle, LLC

In connection with the financing of the proposed Acquisition of Charter, on September 12, 2011, Colfax entered into a securities purchase agreement (the "BDT Purchase Agreement”) with BDT CF Acquisition Vehicle, LLC (the "BDT Investor") as well as BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P., and  Mitchell P. Rales, Chairman of Colfax's board, and his brother, Steven M. Rales, for the limited purposes as described below. Pursuant to the BDT Purchase Agreement, Colfax has agreed to sell to the BDT Investor (i) 14,756,945 newly-issued shares of Colfax common stock, and (ii) 13,877,551 shares of newly created Series A perpetual convertible preferred stock, referred to as the Series A Preferred Stock (collectively, the "BDT Shares"), for an aggregate of $680 million (representing $24.50 per share of Series A Preferred Stock and $23.04 per share of common stock).  The Series A Preferred Stock will carry certain preferred voting, dividend, liquidation and other rights as set forth in the form of the amended and restated Certificate of Incorporation of Colfax (the “Amended and Restated Certificate of Incorporation”) set forth in Exhibit A to the BDT Purchase Agreement and in the form of Certificate of Designations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designations”) set forth in Exhibit B to the BDT Purchase Agreement and as further described herein.  In addition, under the terms of the Series A Preferred Stock set forth on the form of Certificate of Designations, holders are entitled to receive cumulative cash dividends, payable quarterly, at a per annum rate of 6% of the liquidation preference (defined as $24.50, subject to customary anti-dilution adjustments, the "Liquidation Preference"), provided that the dividend rate shall be increased to a per annum rate of 8% if Colfax fails to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made. Subject to the conditions to closing set forth in the BDT Purchase Agreement, the closing of the sale of the BDT Shares will occur on the date falling six business days after Colfax's acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement.

The Series A Preferred Stock to be issued to the BDT Investor pursuant to the BDT Purchase Agreement is convertible, in whole or in part, at the option of the holders thereof at any time after the date the shares of Series A Preferred Stock are issued into shares of Colfax common stock at a conversion rate determined by dividing the Liquidation Preference by a number equal to 114% of the Liquidation Preference, subject to adjustment as set forth in the form of Certificate of Designations. The Series A Preferred Stock is also convertible, in whole or in part, at the option of Colfax on or after the third anniversary of the issuance of the shares of Series A Preferred Stock into shares of common stock at a conversion rate determined as set forth above if, among other things:

•
for the preceding thirty trading days, the closing price of Colfax's common stock on the New York Stock Exchange exceeds 133% of the applicable conversion price, calculated by dividing the liquidation preference by the then-applicable conversion rate; and

•	the corporation has declared and paid or set apart for payment all accrued but unpaid dividends on the Series A Preferred Stock.

In the event of conversion of only part of the outstanding shares of the Series A Preferred Stock, the shares to be redeemed shall be selected pro rata.

The BDT Purchase Agreement requires Colfax to present and recommend at a special meeting of Colfax stockholders a proposal to approve the issuance of the BDT Shares to the BDT Investor and the Amended and Restated Certificate of Incorporation, which will provide the BDT Investor with a consent right in respect of certain corporate actions (including the election of anyone other than Mitchell P. Rales as Chairman of Colfax's board) for so long as the BDT Investor beneficially owns at least 50% of the Series A Preferred Stock to be issued under the BDT Purchase Agreement. The Amended and Restated Certificate of Incorporation will also provide the BDT Investor the right to nominate up to two members of Colfax's board of directors depending on its beneficial ownership in Colfax common stock on a converted and full-diluted basis from time to time. The BDT Purchase Agreement also includes a number of covenants from Colfax in connection with the conduct of the acquisition of Charter.

Consummation of the transactions contemplated by the BDT Purchase Agreement is conditional upon, among other things, (i) approval by Colfax's stockholders of the transactions contemplated by the BDT Purchase Agreement and the Amended and Restated Certificate of Incorporation, (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware, (iii) sanctioning of the Scheme by the Royal Court of Jersey (or in the case of a takeover offer, such offer becoming unconditional) and (iv) the Credit Agreement (described below) being in full force and effect.

The parties have also agreed to enter into a registration rights agreement at closing, pursuant to which Colfax will file a registration statement covering the resale of Colfax common stock issued at closing to the BDT Investor or upon conversion of the Series A Preferred Stock, and the BDT Investor will have demand registration rights and piggyback registration rights under certain circumstances.  In addition, the BDT Purchase Agreement provides the BDT Investor with tag-along sale rights in the event of certain sales of Colfax shares by either or both of Mitchell P. Rales or Steven M. Rales, both of which are signatories to the BDT Purchase Agreement solely for purposes of such provisions.

The BDT Purchase Agreement contains representations and warranties from Colfax and the BDT Investor relating to a number of matters, including, for example, corporate organization, good standing, and authorization, compliance with legal requirements and non-contravention with organizational documents or other agreements. In addition, the BDT Purchaser has agreed not to make any proposal for the acquisition of voting stock in Colfax or in respect of certain business combinations or other extraordinary transactions involving Colfax, or to seek to call a special meeting of the stockholders of Colfax or its subsidiaries or participate in any solicitation of proxies in respect of Colfax's voting stock until its beneficial ownership falls below 5% of Colfax's outstanding common stock  (including securities convertible into common stock) or the BDT Investor ceases to have the right to nominate at least one director to Colfax's board under the Amended and Restated Certificate of Incorporation.

The foregoing description of the BDT Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the BDT Purchase Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Securities Purchase Agreement with Mitchell P. Rales

On September 12, 2011, Colfax entered into a securities purchase agreement (the "MPR Purchase Agreement”) with Mitchell P. Rales, Chairman of the Colfax Board of Directors and a current beneficial owner of 20.9% of Colfax’s common stock, pursuant to which Colfax agreed to sell to the Mitchell P. Rales  2,170,139 newly-issued shares of Colfax common stock (the "MPR Shares") for an aggregate payment of $50 million, representing a purchase price of $23.04 per share of Colfax common stock.  Subject to the conditions to closing set forth in the MPR Purchase Agreement, the closing of the sale and purchase of the MPR Shares will occur on the date falling six business days after Colfax's acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement.

Consummation of the transactions contemplated by the MPR Purchase Agreement is conditional upon, among other things, (i) approval by Colfax's stockholders of the issuance of the MPR Shares and the Amended and Restated Certificate of Incorporation and (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware.  The parties have also agreed to enter into a registration rights agreement at closing, pursuant to which Colfax will file a registration statement covering the resale of Colfax common stock issued to Mitchell P. Rales under the MPR Purchase Agreement and Mitchell P. Rales will have demand registration rights and piggyback registration rights under certain circumstances.

The foregoing description of the MPR Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the MPR Purchase Agreement, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Securities Purchase Agreement with Steven M. Rales

On September 12, 2011, Colfax entered into a securities purchase agreement (the "SMR Purchase Agreement”) with Steven M. Rales, a current beneficial owner of 20.9% of Colfax’s common stock, pursuant to which Colfax agreed to sell to the Steven M. Rales 2,170,139 newly-issued shares of Colfax common stock (the "SMR Shares") for an aggregate payment of $50 million, representing a purchase price of $23.04 per share of Colfax common stock.  Subject to the conditions to closing set forth in the SMR Purchase Agreement, the closing of the sale and purchase of the SMR Shares will occur on the date falling six business days after Colfax's acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement.

Consummation of the transactions contemplated by the SMR Purchase Agreement is conditional upon, among other things, (i) approval by Colfax's stockholders of the issuance of the SMR Shares and the Amended and Restated Certificate of Incorporation and (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware.  The parties have also agreed to enter into a registration rights agreement at closing, pursuant to which Colfax will file a registration statement covering the resale of Colfax common stock issued to Steven M. Rales under the SMR Purchase Agreement and Steven M. Rales will have demand registration rights and piggyback registration rights under certain circumstances.

The foregoing description of the SMR Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the SMR Purchase Agreement, which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Securities Purchase Agreement with Markel Corporation

On September 12, 2011, Colfax entered into a securities purchase agreement (the "Markel Purchase Agreement”) with Markel Corporation, a Virginia corporation ("Markel"). Tom Gayner, a member of Colfax's board of directors, is the President and Chief Investment Officer of Markel.  Pursuant to the Markel Purchase Agreement, Colfax agreed to sell to Markel 1,085,070 newly-issued shares of Colfax common stock (the "Markel Shares") for an aggregate payment of $25 million, representing a purchase price of $23.04 per share of Colfax common stock.  Subject to the conditions to closing set forth in the Markel Purchase Agreement, the closing of the sale and purchase of the Markel Shares will occur on the date falling six business days after Colfax's acquisition of Charter becomes wholly unconditional or effective in accordance with the terms of the Implementation Agreement.

Consummation of the transactions contemplated by the Markel Purchase Agreement is conditional upon, among other things, (i) approval by Colfax's stockholders of the issuance of the Markel Shares and the Amended and Restated Certificate of Incorporation and (ii) filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designations with the Secretary of the State of Delaware.  The parties have also agreed to enter into a registration rights agreement at closing, pursuant to which Colfax will file a registration statement covering the resale of Colfax common stock issued to Markel and Markel will have demand registration rights and piggyback registration rights under certain circumstances.

The foregoing description of the Markel Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Markel Purchase Agreement, which is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Credit Agreement

           On September 12, 2011, Colfax entered into a Credit Agreement (the “Credit Agreement”) among Colfax, Bidco (Colfax and Bidco together, the “Borrowers”), certain subsidiaries of Colfax identified therein, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and book managers and the lenders identified therein.

The initial credit extensions under the Credit Agreement are subject to certain conditions precedent, and the proceeds of the term loans will be used to satisfy a portion of the consideration required for the Acquisition.  The Credit Agreement has three tranches of term loans:  (i) a $200.0 million term A-1 facility (the “Term A-1 Loans”), to be borrowed by Colfax, (ii) a $700.0 million term A-2 facility (the “Term A-2 Loans”, and together with the Term A-1 Loans, the “Term A Loans”), to be borrowed by Bidco, and (iii) a $900.0 million term B facility, to be borrowed by Colfax (the “Term B Loans” and, together with the Term A Loans, the “Term Loans”) .  In addition, the Credit Agreement has two revolving credit facilities which total $300.0 million in commitments (the “Revolver”). The Revolver contains a $200.0 million letter of credit sub-facility and a $50.0 million swingline loan sub-facility.

The Term Loans and the Revolver will bear interest, at the election of the Borrowers at either the base rate (as defined in the Credit Agreement) or LIBOR, plus the applicable interest rate margin for the credit facility, provided that Euro borrowings will bear interest at EURIBOR plus the applicable interest rate margin.  The Term A Loans and the Revolver will initially bear interest at either LIBOR (or EURIBOR) plus 3.00% or at the base rate plus 2.00%, and then will be based on Colfax’s consolidated leverage ratio (ranging from 3.25% to 2.50%, in the case of the LIBOR (or EURIBOR) margin, and 2.25% to 1.50% in the case of the base rate margin). The Term B Loans will bear interest at either LIBOR plus 4.00% or at base rate plus 3.00% with LIBOR subject to a 1.25% floor and base rate subject to a 2.25% floor . Each swingline loan denominated in dollars will bear interest at the base rate plus the interest rate margin calculated for the credit facility and swingline loans denominated in any other currency available under the credit facility will bear interest at LIBOR (or, in the case of Euros, EURIBOR) plus the interest rate margin calculated for the credit facility.

As security for the obligations under the Credit Agreement, Colfax has agreed to pledge substantially all of its domestic subsidiaries’ assets to support both its obligations and those of Bidco under the Credit Agreement.  In addition, Colfax has agreed to cause subsidiaries in certain foreign jurisdictions guarantee Bidco’s obligations and pledge substantially all of their assets to support the obligations of Bidco under the Credit Facility.

The Credit Agreement contains customary covenants limiting the ability of Colfax and its subsidiaries to, among other things, pay dividends, incur debt or liens, redeem or repurchase equity, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants requiring Colfax to maintain a maximum total leverage ratio and a minimum interest coverage ratio. The Credit Agreement contains various events of default (including failure to comply with the covenants under the Credit Agreement and related agreements) and upon an event of default the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Term Loans and Revolver and foreclose on the collateral.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Credit Agreement, which is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for information concerning the Credit Agreement, which is incorporated by reference in response to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference in response to this Item 3.02.

In addition, as set forth in Item 1.01 above, Colfax, Bidco and Charter intent to implement the Acquisition of Charter by way of  a court-sanctioned scheme of arrangement (the "Scheme") under Article 125 of the Companies (Jersey) Law 1991, which will require the sanction of the Royal Court of Jersey. The Colfax common shares to be issued as part of the consideration described in Item 1.01 above, will be issued in reliance on the exemption from registration  pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). Section 3(a)(10) exempts securities issued in exchange for property interests from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom the securities will be issued have the right to appear.

Colfax is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the BDT Purchase Agreement, MPR Purchase Agreement, SMR Purchase Agreement and Markel Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transactions contemplated by these agreements do not involve a public offering, each of the Investors is an “accredited investor” and/or qualified institutional buyer and the Investors had access to information about Colfax and its investment.

The issuance of Colfax shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the Securities and Exchange Commission ("SEC") that will contain a prospectus. In this event, investors are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1	Implementation Agreement, dated September 12, 2011, among Colfax Corporation, Colfax UK Holdings Ltd, and Charter International plc.

99.2	Securities Purchase Agreement, dated September 12, 2011, between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.

99.3	Securities Purchase Agreement, dated September 12, 2011, between Mitchell P. Rales and Colfax Corporation.

99.4	Securities Purchase Agreement, dated September 12, 2011, between Steven M. Rales and Colfax Corporation.

99.5	Securities Purchase Agreement, dated September 12, 2011, between Markel Corporation and Colfax Corporation.

99.6
Credit Agreement, dated as of September 12, 2011, among Colfax Corporation and Colfax UK Holdings Ltd, as borrowers, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, as collateral agent, as swing line lender and as letter of credit issuer, and each other lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: September 15, 2011	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Implementation Agreement, dated September 12, 2011, among Colfax Corporation, Colfax UK Holdings Ltd, and Charter International plc.

99.2	Securities Purchase Agreement, dated September 12, 2011, between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.

99.3	Securities Purchase Agreement, dated September 12, 2011, between Mitchell P. Rales and Colfax Corporation.

99.4	Securities Purchase Agreement, dated September 12, 2011, between Steven M. Rales and Colfax Corporation.

99.5	Securities Purchase Agreement, dated September 12, 2011, between Markel Corporation and Colfax Corporation.

99.6
Credit Agreement, dated as of September 12, 2011, among Colfax Corporation and Colfax UK Holdings Ltd, as borrowers, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, as collateral agent, as swing line lender and as letter of credit issuer, and each other lender party thereto.